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                 ENTERASYS NETWORKS ANNOUNCES SETTLEMENT OF 2002
                              SHAREHOLDER LAWSUITS

ANDOVER, MASS -- OCTOBER 16, 2003 -- Enterasys Networks Inc. (NYSE: ETS) announced today that it has reached agreement to settle all outstanding shareholder litigation against Enterasys, its directors and former officers filed in connection with the Company's restatement of financial results for the 2001 fiscal and transition years. The settlements, which are subject to final court approval, do not reflect any admission of wrongdoing by Enterasys or its directors or former officers.

"We are very pleased to achieve this resolution. Settling all of these cases at one time will put this litigation completely behind us, allowing management to focus on running the Company's business," stated William K. O'Brien, Chief Executive Officer of Enterasys Networks. "The Company believes that resolution of the lawsuits at this time is in the best interests of its shareholders."

In full settlement of all claims in the various lawsuits, the Company has agreed to pay approximately $17.4 million in cash and to distribute shares of common stock with a value of $33.0 million, and to adopt corporate governance changes. In connection with the settlements, Enterasys will record a special charge of approximately $15.9 million or $.08 per share in the third quarter ended September 27, 2003, reflecting the cost of the settlements net of cash proceeds of approximately $34.5 million to be received by the Company from certain of its insurers. The Company is currently engaged in legal proceedings against certain other insurers to recover a portion of the remaining expenses incurred by the Company in connection with these and other related matters. In the event of any such recovery, the amount of the settlement charge may be adjusted in the future.

The settlements agreement resolve all claims made in 6 class action lawsuits filed in the United States District Court for the District of New Hampshire against Enterasys and former officers in 2002, which were later consolidated into a single class action, as well as shareholder derivative actions filed in New Hampshire and Delaware.

The Company expects that the settlement approval and claim administration process could be completed as early as December, 2003. The terms of the settlement and the procedures which shareholders may follow will be set forth in a notice to be sent to a class of persons who purchased Enterasys stock between June 28, 2000 and February 1, 2002.

ABOUT ENTERASYS NETWORKS

Enterasys Networks (NYSE: ETS) is a global provider of Business-Driven Networks(TM) for enterprise-class customers. Enterasys' innovative network infrastructure offerings deliver the security, productivity and adaptability benefits required by Global 2000 organizations, coupled with the industry's strongest service and support. For more information on Enterasys and its products, including multilayer switches and routers, wireless LANs, VPN, network management, and intrusion detection systems (IDS), visit www.enterasys.com.

This press release contains projections and other forward-looking statements regarding the future revenue, cash flows and other financial performance of us or other future events and circumstances, and actual results, events and circumstances could differ materially. Such statements include, but are not limited to, statements reflecting management's expectations regarding our future financial performance; strategic relationships and market opportunities; and our other business and marketing strategies and objectives. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following

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factors: the lingering effects of the recently settled SEC investigation and our financial statement restatements could materially harm our business, operating results and financial condition; worldwide economic weakness, deteriorating market conditions and recent political and social turmoil have negatively affected our business and revenues and made forecasting more difficult, which could harm our financial condition; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results are likely to fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we may need additional capital to fund our future operations and, if it is not available when needed, our business and financial condition may be harmed; pending and future litigation could materially harm our business, operating results and financial condition; the limitations of our director and officer liability insurance may materially harm our financial condition; our failure to improve our management information systems and internal controls could harm our business; we have experienced significant turnover of senior management and our current management team has been together for only a limited time, which could harm our business operations; retaining key management and employees is critical to our success; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; we may be unable to expand our indirect distribution channels, which may hinder our ability to grow our customer base and increase our revenue; we expect the average selling prices of our products to decrease over time, which may reduce our revenue and gross margins; we use several key components for our products that we purchase from single or limited sources, and we could lose sales if these sources fail to fulfill our need on a timely basis; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 28, 2002. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in these forward-looking statements, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.